Exhibit 10.3

FIRST AMENDED AND RESTATED
INDEMNIFICATION AGREEMENT
This Agreement (this “Agreement”) is entered into as of the ___ day of ______, 20__, by and between Charter Communications, Inc., a Delaware corporation (the “Company”), CCH II, LLC (“CCH II”), a Delaware limited liability company (solely for the purposes of Section 19 hereof) and ____________________ (“Indemnitee”).
RECITALS
WHEREAS, the Board of Directors has determined that the inability to attract and retain qualified persons as directors and officers is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company;
WHEREAS, the Company has adopted provisions in its By-laws providing for indemnification of its officers and directors to the fullest extent authorized by the General Corporation Law of the State of Delaware, and the Company wishes to clarify and enhance the rights and obligations of the Company and Indemnitee with respect to indemnification;
WHEREAS, in order to induce and encourage highly experienced and capable persons such as Indemnitee to serve and continue to serve as directors and officers of the Company and in any other capacity with respect to the Company, and to otherwise promote the desirable end that such persons will resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities and expenses incurred by them in their defense of such litigation are to be borne by the Company and they will receive the maximum protection against such risks and liabilities as may be afforded by law, the Board of Directors of the Company has determined that the following Agreement is reasonable and prudent to promote and ensure the best interests of the Company and its stockholders;
WHEREAS, the Company desires to have Indemnitee continue to serve as a director or officer of the Company and in such other capacity with respect to the Company as the Company may request, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of Indemnitee acting in good faith in the performance of Indemnitee's duty to the Company; and Indemnitee desires to continue so to serve the Company, provided, and on the express condition, that he or she is furnished with the indemnity set forth hereinafter;
WHEREAS, if Indemnitee has previously entered into an indemnification agreement with the Company, this Agreement replaces that prior indemnity agreement in its entirety and the terms and provisions of the prior indemnity agreement are void and no longer in effect; and
WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in Section 22.

AGREEMENT

NOW, THEREFORE, in consideration of Indemnitee's continued service as a director or officer of the Company, the parties hereto agree as follows:

1.Service by Indemnitee. Indemnitee will serve and/or continue to serve as a director or officer of the Company so long as Indemnitee is duly elected or appointed and until such time as Indemnitee is removed as permitted by law or tenders a resignation in writing.

2.Indemnification. The Company shall indemnify and hold harmless Indemnitee to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment). Without diminishing the scope of the indemnification provided by this Section, the rights of indemnification of Indemnitee provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that no indemnification shall be paid to Indemnitee:

(a)to the extent expressly prohibited by Delaware law or the By-laws of the Company;

(b)for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, by-law or agreement of the Company or any other company or other enterprise where Indemnitee is or was serving at the request of the Company, except in respect of any indemnity exceeding the payment under such insurance, clause, by-law or agreement; and

(c)in connection with an action, suit or proceeding, or part thereof (including claims and counterclaims) initiated by Indemnitee, except a judicial proceeding or arbitration (including claims and counterclaims) pursuant to Section 11 to enforce rights under this Agreement, unless the action, suit or proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Company.

3.Action or Proceedings Other than an Action by or in the Right of the Company. Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Agreement if Indemnitee was or is a party or threatened to be made a party to, or was or is otherwise involved in, any Proceeding (other than an action by or in the name of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee, agent or trustee of the Company or while a director, officer, employee, agent or trustee of the Company is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, or by reason of anything done or not done by Indemnitee, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee. Pursuant to this Section, Indemnitee shall be indemnified against all expense, liability and loss (including judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement by or on behalf of Indemnitee, and Expenses) actually and reasonably incurred or suffered by Indemnitee in connection with such Proceeding, if Indemnitee met any applicable standard of conduct set forth in the General Corporation Law of the State of Delaware.

4.Indemnity in Proceedings by or in the Name of the Company. Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Agreement if Indemnitee was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding brought by or in the name of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee, agent or trustee of the Company or while a director, officer, employee, agent or trustee of the Company is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, or by reason of anything done or not done by Indemnitee, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee. Pursuant to this Section, Indemnitee shall be indemnified against all expense, liability and loss (including judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement by or on behalf of Indemnitee, and Expenses) actually and reasonably incurred or suffered by Indemnitee in connection with such Proceeding if Indemnitee met any applicable standard of conduct set forth in the General Corporation Law of the State of Delaware; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which Delaware law expressly prohibits such indemnification by reason of any adjudication of liability of Indemnitee to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is entitled to indemnification for such expense, liability and loss as such court shall deem proper.

5.Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding any limitations of Sections 3 and 4 above, to the extent that Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any Proceeding, or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined that Indemnitee is otherwise entitled to be indemnified against Expenses, Indemnitee shall be indemnified against all Expenses reasonably incurred or suffered by Indemnitee in connection therewith.

6.Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expense, liability and loss (including judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement by or on behalf of Indemnitee, and Expenses) actually and reasonably incurred or suffered in connection with any Proceeding (including a Proceeding brought by or on behalf of the Company), but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expense, liability and loss actually and reasonably incurred or suffered to which Indemnitee is entitled.

7.Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the maximum extent permitted by applicable law, Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred or suffered by Indemnitee or on Indemnitee's behalf if Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to Indemnitee's service as a director or officer of the Company, in any Proceeding or other matter to which Indemnitee neither is, nor is threatened to be made, a party.

8.Contribution in the Event of Joint Liability.

(a)To the fullest extent not prohibited by (and not merely to the extent affirmatively permitted by) law, if the indemnification rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason (other than those set forth in clauses (a) through (c) of Section 2 above), the Company, in lieu of indemnifying Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b)The Company shall not enter into any settlement of any Proceeding in which the Company is or is alleged to be jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c)The Company hereby agrees to fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company (other than Indemnitee) who may be jointly liable with Indemnitee.

9.Determination of Entitlement to Indemnification. Indemnification and contribution shall be paid in full by the Company, not later than ten business days after receipt by the Company of a written request for indemnification or contribution. Such request shall include documentation or information which is necessary for such determination and which is reasonably available to Indemnitee. Any Expenses incurred by Indemnitee in connection with a request for indemnification, contribution or payment of Expenses hereunder, under any other agreement, any provision of the Company's By-laws or any directors' and officers' liability insurance, shall be borne by the Company. The Company hereby indemnifies Indemnitee for any such Expense and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee's entitlement to indemnification or contribution.

10.Presumptions and Effect of Certain Proceedings. Upon making such request for indemnification or contribution, Indemnitee shall be presumed to be entitled to indemnification or contribution hereunder and the Company shall have the burden of proof in making any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested determination with respect to indemnification or contribution within ten business days after receipt by the Company of such request, a requisite determination of entitlement to indemnification or contribution shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification or contribution, absent actual and material fraud in the request for indemnification or contribution. The termination of any Proceeding described in Sections 3 or 4 by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that Indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware; or (b) otherwise adversely affect the rights of Indemnitee to indemnification or contribution except as may be provided herein.

11.Remedies of Indemnitee in Cases of Determination Not to Indemnify or to Pay Expenses; Right to Bring Suit. In the event that payment has not been timely made following a request therefor or if Expenses have not been timely paid pursuant to Section 17, Indemnitee may at any time thereafter bring suit against the Company in a court of competent jurisdiction in the State of Delaware of entitlement to such indemnification, contribution or payment. Alternatively, Indemnitee at Indemnitee's option may seek an award in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within sixty days following the filing of the demand for arbitration. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration or any other claim. In (a) any suit or arbitration brought by Indemnitee to enforce a right to indemnification or contribution hereunder (but not in a suit or arbitration brought by Indemnitee to enforce a right to an advancement of Expenses) it shall be a defense that, and (b) any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such Expenses in the event of a final judicial decision from which there is no further right to appeal that, Indemnitee has not met the applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Company (including the Disinterested Directors, a committee of Disinterested Directors, Independent Counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification or contribution in favor of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Company (including the Disinterested Directors, a committee of Disinterested Directors, Independent Counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct shall create a presumption that Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by Indemnitee, be a defense to such suit. If a determination is made or deemed to have been made pursuant to the terms hereof that Indemnitee is entitled to indemnification or contribution, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any court or before any arbitrator pursuant to this Section 11 that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification, contribution or payment of Expenses hereunder, the Company shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings), and in any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such suit to the extent Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of such suit.

12.Non-Exclusivity of Rights. The rights to indemnification, contribution and to the advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other right which Indemnitee may now or hereafter acquire under any law, agreement, vote of stockholders or Disinterested Directors, provisions of the Certificate of Incorporation or By-laws or otherwise.

13.Priority of Obligation to Indemnify. The Company hereby agrees (a) that it is the indemnitor of first resorts (i.e., its obligations to Indemnitee are primary and any obligation of the Indemnitee-Related Entities to advance Expenses or to provide indemnification or contribution for the same Expenses or any expense, liability or loss incurred by Indemnitee are secondary), (b) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent required by the terms of this Agreement and the Certificate of Incorporation or By-laws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Indemnitee-Related Entities, and (c) that it irrevocably waives, relinquishes and releases the Indemnitee-Related Entities from any and all claims against the Indemnitee-Related Entities for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Indemnitee-Related Entities on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification or contribution from the Company shall reduce or otherwise alter the rights of Indemnitee or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Entities shall make any advancement or payment on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification or contribution from the Company, the Indemnitee-Related Entity making such payment shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company, and Indemnitee shall execute all papers reasonably required and take all action reasonably necessary to secure such rights, including, without limitation, execution of such documents as are necessary to enable the Indemnitee-Related Entities to bring suit to enforce such rights. The Company and Indemnitee agree that the Indemnitee-Related Entities are express third party beneficiaries of the terms of this Section 13, entitled to enforce this Section 13 as though each of the Indemnitee-Related Entities were a party to this Agreement.

14.Expenses to Enforce Agreement. In the event that Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any Expenses actually and reasonably incurred by Indemnitee.

15.Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Company or is serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, and shall continue thereafter with respect to any possible claims based on the fact that Indemnitee was a director, officer, employee or agent of the Company or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan. This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of Indemnitee's heirs, executors and administrators.

16.Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability that it may have to Indemnitee. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies the Company:

(a)The Company shall be entitled to participate therein at its own expense; and

(b)Except as otherwise provided in this Section 16(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any expenses of counsel subsequently incurred by Indemnitee in connection with the defense thereof except as otherwise provided below. Indemnitee shall have the right to employ Indemnitee's own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not within 30 calendar days of receipt of notice from Indemnitee in fact have employed counsel to assume the defense of the action, in each of which cases the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

(c)The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company's written consent, or for any judicial or arbitral award if the Company was not given an opportunity, in accordance with this Section 16, to participate in the defense of such Proceeding. The Company shall not settle any Proceeding in any manner with respect to Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement; provided, however, that if the settlement of any Proceeding in any manner would impose any penalty or limitation on or disclosure obligation with respect to Indemnitee, Indemnitee may grant or withhold its consent to any such proposed settlement in its sole and absolute discretion.

17.Advancement of Expenses. All Expenses incurred by Indemnitee in advance of the final disposition of any Proceeding shall be paid by the Company at the request of

Indemnitee, each such payment to be made within twenty calendar days after the receipt by the Company of a statement or statements from Indemnitee requesting such payment or payments from time to time. Indemnitee's entitlement to such Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking a judgment in court or an adjudication or award in arbitration pursuant to this Agreement (including the enforcement of this provision). Such statement or statements shall: (a) reasonably evidence the expenses and costs incurred by Indemnitee in connection therewith; and (b) if the General Corporation Law of the State of Delaware requires, where the Expenses were incurred by Indemnitee in Indemnitee's capacity as a director or officer (and not in any other capacity in which service was or is rendered by Indemnitee) shall include or be accompanied by an undertaking, in the form as set forth on Exhibit 1, to repay all amounts so advanced if it shall ultimately be determined, by final judicial decision from which there is no further right to appeal, that Indemnitee is not entitled to be indemnified for such Expenses by the Company as provided by this Agreement or otherwise. Indemnitee's undertaking is not required to be secured.

18.Insurance. The Company may maintain insurance against liability arising out of this Agreement or otherwise.

19.Guaranty. It is hereby acknowledged by the parties that the Company is the manager of CCH II and that the Company's successful ability to attract and retain highly experienced and capable persons such as Indemnitee to serve and continue to serve as directors and officers of the Company and in any other capacity with respect to the Company is a material benefit to CCH II. In consideration for such material benefit, CCH II hereby guarantees the prompt and complete payment and performance by the Company of each of the Company's obligations under this Agreement, including, without limitation, indemnification, contribution and payment of Expenses. If any default is made by the Company in the payment of its indemnification, contribution or payment of Expenses obligations under this Agreement, Indemnitee may immediately proceed to enforce its rights hereunder against CCH II.

20.Separability; Prior Indemnification Agreements. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee to the fullest enforceable extent. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

21.Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

22.Definitions. For purposes of this Agreement:

(a)“Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

(b)“Expenses” includes, without limitation, expenses incurred in connection with the defense or settlement of any and all investigations, judicial or administrative proceedings or appeals, attorneys' fees, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds or their equivalents), and any expenses of establishing a right to indemnification or payment of Expenses under Sections 9, 11 and 14 above but shall not include the amount of judgments, fines, ERISA excise taxes or penalties actually levied against Indemnitee or any amounts paid in settlement by or on behalf of Indemnitee.

(c)    “Indemnitee-Related Entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (each, an “Enterprise”) (other than the (i) Company, (ii) any Enterprise of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company, and (iii) any other Enterprise or constituent Enterprise (including, without limitation, any constituent of a constituent) absorbed in a consolidation, merger or similar transaction to which the Company or any of its wholly owned subsidiaries or other entities of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company is a party) from whom Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company or any other entity identified in clauses (ii) or (iii) of this definition and controlled by the Company may also have an indemnification or advancement obligation.

(d)    “Independent Counsel” means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's right to indemnification under this Agreement.

(e)“Proceeding” means any action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, for which indemnification is not prohibited under Sections 2(a)‑(c), including any and all appeals, whether civil, criminal, administrative or investigative, to which Indemnitee was or is made a party or is threatened to be made a party or is otherwise involved by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

23.Other Provisions.

(a)This Agreement shall be interpreted and enforced in accordance with the laws of Delaware.

(b)This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.

(c)This Agreement shall not be deemed an employment contract between the Company and any Indemnitee who is an officer of the Company, and, if Indemnitee is an officer of the Company, Indemnitee specifically acknowledges that Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between Indemnitee and the Company.

(d)Subject to Section 13, in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

(e)This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

CHARTER COMMUNICATIONS, INC.

By
Name
Title

CCH II, LLC
(solely for the purposes of Section 19 hereof)

By
Name
Title

INDEMNITEE

Name

EXHIBIT 1

UNDERTAKING TO REPAY INDEMNIFICATION EXPENSES
I, ___________________________________________________, agree to reimburse the Company for all expenses paid to me by the Company in connection with any Proceeding (as defined in the Indemnification Agreement dated as of ___________ between me and the Company), in the event, and to the extent that it shall ultimately be determined by final judicial decision from which there is no further right to appeal that I am not entitled to be indemnified by the Company for such expenses.

Signature
Typed Name
Office

State of	)
) ss.:
County of	)
Before me, ______________________, on this day personally appeared ___________________, known to me to be the person whose name is subscribed to the foregoing instrument, and who, after being duly sworn, stated that the contents of said instrument are to the best of his/her knowledge and belief true and correct and who acknowledged that he/she executed the same for the purpose and consideration therein expressed.
GIVEN under my hand and official seal at ________, this _______ day of ___________, 20__.

Notary Public

My commission expires:

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